IMMEDIATE RELEASE

TOWNSQUARE REPORTS STRONG START TO 2021 WITH DIGITAL REVENUE, GROWING +13% YEAR OVER YEAR (+32% vs. 2019) AND ADJUSTED EBITDA GROWING +30% YEAR OVER YEAR (+7% vs. 2019)
Digital Revenue Nearly 49% of Total Net Revenue

Purchase, NY – May 10, 2021 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today financial results for the first quarter ended March 31, 2021.

“We are extremely proud to report that Townsquare’s first quarter 2021 results approached, and in some cases exceeded, levels achieved in the pre-COVID first quarter of 2019, which surpassed our expectations and previously stated guidance. In the first quarter of 2021, net revenue declined -5% year over year, and -1.6% excluding political and Live Events net revenue. When excluding Live Events net revenue, first quarter net revenue increased +0.3% as compared to the first quarter of 2019. Total digital revenue growth accelerated to +13% year over year (+32% vs. Q1 2019), contributing nearly 49% of Townsquare’s total first quarter net revenue. Our digital revenue growth was fueled by Townsquare Interactive (TSI), our digital marketing solutions subscription business, Townsquare Ignite, our digital programming advertising platform, and Townsquare Amped, digital advertising on our owned and operated brands, which increased revenue year over year by +15%, +12%, and +11%, respectively. Impressively, TSI, Ignite, and Amped's first quarter net revenue exceeded Q1 2019 revenue levels by +34%, +45%, and +15%, respectively. Over the next three years, we expect to grow our digital net revenue from $167 million (on a trailing twelve-month basis as of March 31, 2021) to $250 million,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. "The strong growth of our digital revenue, together with our strong expense management, led to Adjusted EBITDA increasing nearly +30% over the prior year. I am especially proud to share that first quarter Adjusted EBITDA of $20.1 million is +$1.3 million, or +7%, higher than Q1 2019’s pro forma Adjusted EBITDA, and +$2.1 million, or +12%, higher when excluding profit from Live Events."

First Quarter Highlights*
•As compared to the first quarter of 2020:
•Net revenue decreased 5.0%, and 4.1% excluding political revenue
•Net revenue decreased 1.6% excluding political and Live Events net revenue
•Net loss decreased $53.5 million to a net loss of $6.1 million
•Adjusted EBITDA increased 29.7% to $20.1 million
•Townsquare Interactive net subscription revenue increased 14.9% to $19.0 million
•Townsquare Interactive Adjusted Operating Income increased 30.4% to $5.9 million
•Advertising net revenue decreased 6.4% and 5.3% excluding political revenue
•Live Events net revenue decreased 99.7%
•Diluted income per share was $(0.35), and Adjusted Net Income per diluted share was $0.17
•Generated Cash Flow from Operations of $19.4 million
•Issued $550.0 million of 6.875% senior secured notes due 2026
•Completed the repurchase of 100% of Oaktree Capital’s equity interest in the Company for $6.40 per security, representing a 19% discount to the pre-announcement share price (39% as of the March 9, 2021 closing date)
•Townsquare Interactive added approximately 850 net subscribers, the 12th consecutive quarter of 850 or more net subscriber additions

*See below for discussion of non-GAAP measures. As used in this release, the term “pro forma” means pro forma for the divestiture of our Arizona Bridal Shows business (consisting of two expositions) on March 18, 2019, giving effect to such divestitures as if they had occurred on January 1, 2019.

Segment Reporting
We have three reportable operating segments, Townsquare Interactive, our digital marketing solutions subscription business, Advertising, which includes broadcast and digital advertising products and solutions, and Live Events, which is comprised of the Company’s live events, including concerts, expositions and other experiential events.

Quarter Ended March 31, 2021 Compared to the Quarter Ended March 31, 2020

Net Revenue
Net revenue for the quarter ended March 31, 2021 decreased $4.7 million, or 5.0%, to $88.8 million, as compared to $93.4 million in the same period last year. Townsquare Interactive net subscription revenue increased $2.5 million, or 14.9%, to $19.0 million, Advertising net revenue decreased $4.8 million, or 6.4%, to $69.8 million, and Live Events net revenue decreased $2.4 million, or 99.7%, to $7.0 thousand, each as compared to the same period last year. Excluding political revenue, net revenue decreased $3.8 million, or 4.1%, to $88.3 million, and Advertising net revenue decreased $3.9 million, or 5.3%, to $69.3 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended March 31, 2021 increased $4.6 million, or 29.7% to $20.1 million, as compared to $15.5 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $5.4 million, or 37.3%, to $19.7 million, as compared to $14.4 million in the same period last year.

Net Loss
Net loss for the quarter ended March 31, 2021 decreased $53.5 million to $6.1 million, as compared to net loss of $59.6 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2021, we had a total of $20.1 million of cash and cash equivalents and $550.0 million of outstanding indebtedness, representing 8.2x and 7.9x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2021 of $66.7 million.

On January 6, 2021, the Company completed the private offering and sale of $550.0 million aggregate principal amount of 6.875% senior secured notes due 2026 (the “2026 Notes”) at an issue price of 100.0%. The net proceeds from the 2026 Notes, together with cash on hand, were used to repay: (i) borrowings under the 2015 senior secured credit facility, including $272.4 million principal amount of term loans and $2.1 million in accrued interest, (ii) $273.4 million of principal amount of the 6.5% Unsecured Senior Notes due in 2023, a prepayment premium of $4.4 million and $5.1 million in accrued interest, and (iii), fees and expenses related thereto.

Oaktree Stock Repurchase
On March 9, 2021, the Company repurchased all of the outstanding securities held by Oaktree Capital Management L.P. and its affiliates (“Oaktree”), including 1,595,224 shares of Class A Common Stock, 2,151,373 shares of Class B Common Stock and 8,814,980 warrants for an aggregate purchase price of $80.4 million, or $6.40 per security, and incurred fees related to the repurchase of the securities in the amount of $1.6 million.

The table below presents a summary, as of May 5, 2021, of our outstanding common stock, and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding	Description
Class A common stock	14,674,552	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	836,341	No votes.[1]
Warrants	162,696	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $16.[2]
Total	16,488,885
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[2] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2021 financial results on Monday, May 10, 2021 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560

(International) and the confirmation code is 13719031. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 17, 2021. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13719031. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media, digital marketing solutions and radio company focused outside the Top 50 markets in the U.S. Our assets include Townsquare Interactive, a digital marketing services subscription business providing websites, search engine optimization, social platforms and online reputation management for approximately 23,600 SMBs; Townsquare IGNITE, a proprietary digital programmatic advertising technology with an in-house demand and data management platform; and Townsquare Media, our portfolio of 322 local terrestrial radio stations in 67 cities with corresponding local news and entertainment websites and apps including legendary brands such as WYRK.com, WJON.com, and NJ101.5.com along with a network of national music brands including XXLmag.com, TasteofCountry.com, UltimateClassicRock.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill, impairment of long-lived and intangible assets, impairment of investments, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment goodwill, impairment of long-lived and intangible assets, impairment of investments, net loss (gain) on sale and retirement of assets, gain on repurchase of debt and insurance recoveries, net income attributable to non-controlling interest, net of income taxes, and net loss from discontinued operations, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of March 31, 2021, divided by our Adjusted EBITDA for the twelve months ended March 31, 2021. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Where we use the term “pro forma”, it refers to pro forma financial information for our disposal of our Arizona Bridal Show business, as if the sale occurred on January 1, 2019.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share and per share data)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$20,118	$83,229
Accounts receivable, net of allowance of $6,894 and $7,051, respectively	45,730	58,634
Prepaid expenses and other current assets	10,793	12,428
Total current assets	76,641	154,291
Property and equipment, net	109,500	111,871
Intangible assets, net	280,881	281,160
Goodwill	157,947	157,947
Investments	16,729	11,501
Operating lease right-of-use-assets	47,569	48,290
Other assets	1,315	2,948
Restricted cash	494	494
Total assets	$691,076	$768,502
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,733	$9,056
Deferred revenue	8,636	8,847
Accrued compensation and benefits	7,890	12,462
Accrued expenses and other current liabilities	24,706	21,427
Operating lease liabilities, current	7,289	7,517
Financing lease liabilities, current	65	64
Accrued interest	9,031	6,350
Liabilities of discontinued operations	—	33
Total current liabilities	73,350	65,756
Long-term debt, less current portion (net of deferred finance costs of $9,881 and $2,369, respectively)	540,119	543,428
Deferred tax liability	9,310	10,326
Operating lease liability, net of current portion	43,225	44,661
Financing lease liabilities, net of current portion	114	130
Other long-term liabilities	3,254	3,446
Total liabilities	669,372	667,747
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,674,552 and 14,436,065 shares issued and outstanding, respectively	147	144
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 2,966,669 shares issued and outstanding, respectively	8	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 836,341 and 1,636,341 shares issued and outstanding, respectively	8	17
Total common stock	163	191
Additional paid-in capital	296,758	369,672
Accumulated deficit	(279,151)	(272,602)
Non-controlling interest	3,934	3,494
Total stockholders’ equity	21,704	100,755
Total liabilities and stockholders’ equity	$691,076	$768,502

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenue	$88,761	$93,433
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	64,527	71,550
Depreciation and amortization	4,729	5,284
Corporate expenses	4,134	6,390
Stock-based compensation	1,062	524
Transaction costs	4,715	1,027
Business realignment costs	190	1,711
Impairment of long-lived and intangible assets	—	79,060
Net loss (gain) on sale and retirement of assets	593	(2)
Total operating costs and expenses	79,950	165,544
Operating income (loss)	8,811	(72,111)
Other expense (income):
Interest expense, net	10,155	8,129
Loss on extinguishment and modification of debt	5,997	—
Other (income) expense, net	(337)	227
Loss from operations before income taxes	(7,004)	(80,467)
Income tax benefit	(895)	(20,890)
Net loss	$(6,109)	$(59,577)
Net (loss) income attributable to:
Controlling interests	$(6,549)	$(60,154)
Non-controlling interests	$440	$577
Basic (loss) income per share:
Attributable to common shares	$(0.35)	$(3.27)
Attributable to participating shares	$—	$0.08
Diluted loss per share:	$(0.35)	$(3.27)

Weighted average shares outstanding:
Basic attributable to common shares	18,602	18,582
Basic attributable to participating shares	6,823	8,978
Diluted	18,602	18,582
Cash dividend declared per share	$—	$0.075

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,109)	$(59,577)
Adjustments to reconcile loss from continuing operations to net cash flows from operating activities:
Depreciation and amortization	4,729	5,284
Amortization of deferred financing costs	328	379
Lease related amortization	2,502	2,759
Net deferred taxes and other	(1,016)	(21,010)
Provision for doubtful accounts	350	802
Stock-based compensation expense	1,062	524
Loss on extinguishment and modification of debt	5,997	—
Trade activity, net	(3,652)	(2,410)
Impairment of long-lived and intangible assets	—	79,060
Net loss on sale and retirement of assets	593	(2)
Gain on insurance recoveries	(225)	—
Gain on lease settlement	(233)	—
Other	3	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	12,212	8,732
Prepaid expenses and other assets	3,115	(481)
Accounts payable	6,461	(1,238)
Accrued expenses	(5,992)	(5,009)
Accrued interest	2,681	4,572
Other long-term liabilities	(3,356)	(2,875)
Net cash provided by operating activities - continuing operations	19,450	9,510
Net cash used in operating activities - discontinued operations	(33)	(175)
Net cash provided by operating activities	19,417	9,335
Cash flows from investing activities:
Purchase of investments	(128)	(400)
Purchase of property and equipment	(1,860)	(5,626)
Proceeds from insurance recoveries	225	—
Proceeds from sale of assets	316	2
Net cash used in investing activities	(1,447)	(6,024)
Cash flows from financing activities:
Repayment of term loans	(272,381)	—
Repurchase of 2023 Notes	(273,416)	—
Proceeds from the issuance of 2026 Notes	550,000	—
Prepayment fee on 2023 Notes	(4,443)	—
Deferred financing cost	(8,133)	—
Repurchase of Oaktree securities	(80,394)	—
Borrowings under the revolving credit facility	—	50,000
Proceeds from stock options exercised	7,946	49
Dividend payments	—	(2,067)
Transaction costs related to securities repurchase	(242)	—
Cash distribution to non-controlling interests	—	(1)
Repayments of capitalized obligations	(18)	(10)
Net cash (used in) provided by financing activities	(81,081)	47,971
Cash and cash equivalents and restricted cash:
Net (decrease) increase in cash, cash equivalents and restricted cash	(63,111)	51,282
Beginning of period	83,723	85,161
End of period	$20,612	$136,443

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$7,150	$3,437
Income taxes	70	—

Supplemental Disclosure of Non-cash Activities:
Investments acquired in exchange for advertising(1)	$5,100	$1,400
Property and equipment acquired in exchange for advertising(1)	912	—
Accrued capital expenditures	283	892
Accrued financing fees	1,043	—
Accrued transaction costs	1,312	—
Dividends declared, but not paid during the period	—	2,098

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,773	$2,701
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$1,067	$1,156

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$20,118	$135,949
Restricted cash	494	494
	$20,612	$136,443

(1) Represents total advertising services to be provided by the Company in exchange for equity interests and property and equipment acquired during the three months ended March 31, 2021. As the advertising services are performed, revenue related to the services provided is reflected as a component of Trade activity, net within net cash provided by operating activities. As of March 31, 2021, $3.0 million in advertising services remain to be provided in future periods in exchange for equity interests acquired during the three months ended March 31, 2021.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020	% Change
Advertising net revenue	$69,757	$74,536	(6.4)%
Townsquare Interactive net revenue	18,997	16,527	14.9%
Live Events net revenue	7	2,370	(99.7)%
Net revenue	88,761	93,433	(5.0)%
Advertising direct operating expenses	51,395	57,719	(11.0)%
Townsquare Interactive direct operating expenses	13,065	11,979	9.1%
Live Events direct operating expenses	67	1,852	(96.4)%
Direct operating expenses	64,527	71,550	(9.8)%
Depreciation and amortization	4,729	5,284	(10.5)%
Corporate expenses	4,134	6,390	(35.3)%
Stock-based compensation	1,062	524	102.7%
Transaction costs	4,715	1,027	**
Business realignment costs	190	1,711	(88.9)%
Impairment of long-lived and intangible assets	—	79,060	**
Net loss (gain) on sale and retirement of assets	593	(2)	**
Total operating costs and expenses	79,950	165,544	(51.7)%
Operating income (loss)	8,811	(72,111)	**
Other expense:
Interest expense, net	10,155	8,129	24.9%
Loss on extinguishment and modification of debt	5,997	—	**
Other (income) expense, net	(337)	227	**
Loss from operations before income taxes	(7,004)	(80,467)	**
Income tax benefit	(895)	(20,890)	**
Net loss	$(6,109)	$(59,577)	**
** not meaningful

The following table presents net revenue and Adjusted Operating Income by segment, for the three months ended March 31, 2021, and 2020, respectively (in thousands):

	Three Months Ended March 31,
	2021	2020	%Change
Advertising net revenue	$69,757	$74,536	(6.4)%
Townsquare Interactive net revenue	18,997	16,527	14.9%
Live Events net revenue	7	2,370	(99.7)%
Net revenue	$88,761	$93,433	(5.0)%
Advertising Adjusted Operating Income	18,362	16,817	9.2%
Townsquare Interactive Adjusted Operating Income	5,932	4,548	30.4%
Live Events Adjusted Operating (Loss) Income	(60)	518	**
Adjusted Operating Income	$24,234	$21,883	10.7%
** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three months ended March 31, 2021, and 2020, respectively (in thousands):

	Three Months Ended March 31,
	2021	2020	%Change
Advertising net revenue	$69,757	$74,536	(6.4)%
Townsquare Interactive net revenue	18,997	16,527	14.9%
Live Events net revenue	7	2,370	(99.7)%
Net revenue	$88,761	$93,433	(5.0)%
Advertising political revenue	439	1,328	(66.9)%
Townsquare Interactive political revenue	—	—	**
Live Events political revenue	—	—	**
Political revenue	$439	$1,328	(66.9)%
Advertising net revenue (ex. political)	69,318	73,208	(5.3)%
Townsquare Interactive net revenue (ex. political)	18,997	16,527	14.9%
Live Events net revenue (ex. political)	7	2,370	**
Net revenue (ex. political)	$88,322	$92,105	(4.1)%
** not meaningful

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months ended March 31, 2021, and 2020, respectively (in thousands, except per share data):

	Three Months Ended March 31,
	2021	2020
Net loss	$(6,109)	$(59,577)
Income tax benefit	(895)	(20,890)
Net loss from operations before income taxes	(7,004)	(80,467)
Transaction costs	4,715	1,027
Business realignment costs	190	1,711
Impairment of long-lived and intangible assets	—	79,060
Net loss (gain) on sale and retirement of assets	593	(2)
Loss on extinguishment and modification of debt	5,997	—
Net income attributable to non-controlling interest, net of income taxes	440	577
Adjusted net income before income taxes	4,931	1,906
Provision for income taxes	630	495
Adjusted Net Income	$4,301	$1,411

Adjusted Net Income Per Share:
Basic	$0.23	$0.08
Diluted	$0.17	$0.05

Weighted average shares outstanding:
Basic	18,602	18,582
Diluted	25,425	27,560

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2021, and 2020, respectively (dollars in thousands):

	Three Months Ended March 31,
	2021	2020
Net loss	$(6,109)	$(59,577)
Income tax benefit	(895)	(20,890)
Interest expense, net	10,155	8,129
Loss on extinguishment and modification of debt	5,997	—
Depreciation and amortization	4,729	5,284
Stock-based compensation	1,062	524
Transaction costs	4,715	1,027
Business realignment costs	190	1,711
Impairment of long-lived and intangible assets	—	79,060
Other (a)	256	225
Adjusted EBITDA	$20,100	$15,493
Political Adjusted EBITDA	(373)	(1,129)
Adjusted EBITDA (Excluding Political)	$19,727	$14,364
Political Adjusted EBITDA	373	1,129
Net cash paid for interest	(7,150)	(3,437)
Capital expenditures	(1,860)	(5,626)
Cash paid for taxes	(70)	—
Adjusted EBITDA Less Interest, Capex and Taxes	$11,020	$6,430
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2021 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	March 31, 2021
Net (loss) income	$(26,822)	$1,311	$4,537	$(6,109)	$(27,083)
(Benefit) provision for income taxes	(12,605)	451	9,186	(895)	(3,863)
Interest expense, net	7,892	7,692	7,707	10,155	33,446
Gain on repurchase of debt	(1,159)	—	—	—	(1,159)
Loss on extinguishment and modification of debt	—	—	—	5,997	5,997
Depreciation and amortization	4,761	5,248	4,814	4,729	19,552
Stock-based compensation	657	430	473	1,062	2,622
Transaction costs	1,213	384	29	4,715	6,341
Business realignment costs	456	472	450	190	1,568
Impairment of long-lived and intangible assets	28,655	1,343	—	—	29,998
Other (a)	(971)	173	(164)	256	(706)
Adjusted EBITDA	$2,077	$17,504	$27,032	$20,100	$66,713
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating Income (Loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (Loss) by segment for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months ended March 31, 2021
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$14,720	$5,361	$(125)	$(11,145)	$8,811
Depreciation and amortization	3,494	416	45	774	4,729
Corporate expenses	—	—	—	4,134	4,134
Stock-based compensation	148	155	6	753	1,062
Transaction costs	—	—	—	4,715	4,715
Business realignment costs	—	—	14	176	190
Net loss on sale and retirement of assets	—	—	—	593	593
Adjusted Operating Income (Loss)	$18,362	$5,932	$(60)	$—	$24,234

	Three Months ended March 31, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$(65,495)	$4,390	$381	$(11,387)	$(72,111)
Depreciation and amortization	3,200	134	135	1,815	5,284
Corporate expenses	—	—	—	6,390	6,390
Stock-based compensation	52	24	2	446	524
Transaction costs	—	—	—	1,027	1,027
Business realignment costs	—	—	—	1,711	1,711
Impairment of long-lived and intangible assets	79,060	—	—	—	79,060
Net gain on sale and retirement of assets	—	—	—	(2)	(2)
Adjusted Operating Income	$16,817	$4,548	$518	$—	$21,883